                                                                   Exhibit 10.16



February 5, 1997, Original
March 18, 1997, Revised

Mr. Robert Sullivan
AMISYS Managed Care Systems, Inc.
30 West Gude Drive
Rockville, Maryland 20850

RE:  AMISYS Managed Care Systems, Inc.
     30 West Gude Drive, Rockville, Maryland
     (Approx. 90,000 RSF)
     DBI Contract #2512-R1


Dear Mr. Sullivan:

It is our understanding that AMISYS Managed Care Systems, Inc. ("AMISYS") plans to build-out approximately 90,000 rentable square feet in the existing Building 4 at 30 West Gude Drive in Rockville, Maryland in not more than seven (7) construction stages. DBI Architects, P.C. ("DBI") will provide those services requested to include the following scope of work:

ARCHITECTURAL SERVICES
----------------------

Phase I:    Schematic Design

The schematic design process utilizes the direction established in the programming analysis for the development of space planning and circulation concepts, interior architectural concepts, furniture and systems furniture, finish concepts and budget parameters. The objective is to diagrammatically format the project goals. Upon AMISYS' approval of the User's Statement of Requirements, DBI will proceed with Schematic Design during which we propose to:

A. Spot-check field conditions for conformance with the building architect's contract documents and continue to spot-check as required.

    Note: Full service field measurement has not been made part of this proposal.

B. Prepare 1/8" = 1'- 0" scale base drawing based on the building architect's documents and field spot-checks thereof.

C.  Develop a preliminary space plan based on User's Statement of Requirements.

D. Review the preliminary space plan with AMISYS and if required, modify this plan to arrive at a final space plan.

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 2



E. Review the final space plan for compliance with the applicable building codes, and modify final space plan as required based upon individual plan
           ------------------------------------------------------------------
    reviewer's requirements.
    -----------------------

    Note: Final approval as to compliance with the code(s) is based on the individual plan reviewer's interpretation of the code(s) at the time of application for the permit; this is outside DBI's control.

F. Make a visual presentation of the design concept to include the following elements:
    [] Final space plan
    [] Color scheme showing samples of materials and finishes.
    [] Floor plan with colors illustrating carpet and other design features as necessary.

G. Review with AMISYS preliminary budget parameters as they relate to the design concept.

H. Obtain written approval from AMISYS of the final space plan, the design concept and the preliminary budget parameters.


Phase II:  Design Development

The design development process refines the concepts formatted in the schematic design phase. A design analysis, which details the elements of the design criteria, and a cost estimate/budget reflecting the construction build-out is presented. Upon AMISYS' approval of the User's Statement of Requirements and the Schematic Design Phase, DBI will proceed with Design Development during which we propose to:

A. Prepare 1/4" = 1'- 0" scale plans for typical offices, workstations, support areas, etc. as required to adequately develop the final space plan.

B. Refine and develop interior architecture, finish and color selections based on AMISYS' initial reaction to the design concept.

C. Develop a project budget which reflects the design concept and is based on preliminary budget parameters.

D. Make a visual presentation of certain aspects of the design concept consisting of:
    [] Definitive design drawing illustrating special area treatments and feature designs.
    [] Material, color and finish recommendations for interior surfaces.
    [] Partition and equipment layouts including personnel locations for the general

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 3



       office and special areas.
    [] Reflected ceiling, electrical and telephone outlet criteria, and HVAC coordination for layout.

E. Meet with AMISYS to review the Project Schedule, and generally assist and advise to ensure that timely decisions are made to govern subsequent work.

F.  Obtain written approval from AMISYS of the Design Development Phase.


Phase III:     Selection and Specification of Furniture

Meetings are held with AMISYS to establish a budget, image and requirements for the selection of any new furniture. Furniture specifications for new and/or refurbished items are prepared based on the client's final selection. Additionally, assistance in obtaining and evaluating bids for the procurement of new and/or refurbished furniture is also provided.

Concurrent with the Schematic Design and Design Development Phases, DBI will proceed with the selection and specification of new furniture to include the following:

A. Develop a furniture budget which reflects the design concept and is based on preliminary budget parameters.

B. Establish furniture requirements based on need, function, performance, budget, etc.

C.  Develop three (3) alternate schemes for private offices.

D.  Review furniture selections with AMISYS to meet budget options.

E.  Make a visual presentation to AMISYS consisting of the following:
    [] Furniture layout options illustrating areas which require new furniture.
    [] Recommended furniture and equipment items including materials, colors and finishes, illustrations and photographs and samples.

F. Present budget options to AMISYS based on plan concept and development options.

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 4

G.  Work with AMISYS to review furniture products and furniture dealers.

H. Prepare furniture plan(s) showing furniture items and their locations throughout the space for final approval by AMISYS.

I. Prepare specifications for new furniture items, referencing manufacturer's catalog number, and giving a description, picture, and fabric or finish samples where applicable.

J. Assist AMISYS with securing bids from a maximum of four (4) qualified furniture dealers for the procurement and installation of items specified.

K. Assist and advise AMISYS in the analysis of cost quotations, the content and issuance of final contracts and purchase orders.

L. Coordinate furniture delivery with the construction schedule and project participants.

M. Be available during the installation of new furniture items to ensure that items are installed in the specified manner and locations.

N. Prepare a punch list of deficiencies for items related to the furniture and furnishings trades.

O. Review corrected punch list of deficiencies and prepare, as required, one additional punch list for furniture and furnishing items.

P. Schedule a maximum of three (3) meetings with AMISYS if required and non-performing suppliers or contractors to establish a method of completing or correcting deficiencies to AMISYS' satisfaction.

Q. Document all essential meetings and phone conversations with AMISYS and furniture dealers/consultants.

Note: The furniture specifications will be based on AMISYS' approved budget. Any revisions to the budget may result in revisions to the specifications. This will be considered an additional service, and will be billed on an hourly rate basis.

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 5

         Recommendations are made entirely with AMISYS' interest in mind. All costs will be obtained on a competitive bid system, with all trade discounts given to AMISYS in full. All purchasing will be by AMISYS.


Phase IV:      Contract Documents

The approved design is delineated in contract documents including schedules and legends, specifications of construction materials and methods, fully dimensioned plans, elevations, sections and details as required to convey the intention of the build-out of the space.

Upon AMISYS' approval of the Design Development Phase, DBI proposes to:

A. Prepare engineering package, consisting of final space plan noting special heating, ventilating, air conditioning, and/or plumbing requirements for M/E/P engineer to include drawings.

B.  Prepare Contract Documents consisting of:
    [] Title sheet with general notes, symbols and abbreviations.
    [] Schedule and legend sheet.
    [] Dimensioned partition plan(s) indicating room names and numbers, door types, partition types and locations, etc.
    [] Reflected ceiling plan(s) showing all lighting fixtures (indicating special switching locations) and HVAC grill locations.
    [] Telephone and electrical plan(s) showing outlet locations and noting special equipment locations.
    [] Finish plan(s) and/or schedules noting materials and their locations throughout the space.
    [] Interior elevations as required.
    [] Details of special construction and millwork.

C.  Prepare specifications for construction.

D.  Coordinate architectural Contract Documents with engineering drawings.

E.  Submit Contract Documents to AMISYS for written approval.

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 6


F. Prepare required permit sets for submission for permit by general contractor and/or permit expeditor. The cost of the permit expeditor is included in the
                             ---------------------------------------------------
    fixed price of this contract.
    ----------------------------

Phase V:       Contract Administration

Contract Administration includes on-site visits to the job site to review the build-out for accordance with the contract documents, review of shop drawings and submittals, preparation of a punch list of items requiring completion or repair and coordination of the installation of furnishings. During the Contract Administration Phase, DBI proposes to:

A.  Provide administrative services, to include:

    [] appropriate on-site observation of construction and finishing trades, as required, for conformance with contract documents.
    [] review of shop drawings and material submissions for compliance with contract documents, where applicable.
    [] attendance at project meetings during construction, as required.

B. Prepare a punch list of deficiencies for items related to construction trades when the project is sufficiently complete.

    Note: One (1) follow-up to the punch list is included within the scope of this proposal.

C. Attend a maximum of three (3) meetings, if required with AMISYS and non-performing suppliers or contractors to establish a method of completing or correcting deficiencies to AMISYS' satisfaction.

Note: DBI cannot be held responsible for any delays in the construction schedule and/or delivery of furnishings, custom millwork, or special finishes due to factory overloads, delivery of materials, strikes, etc., and cannot be held liable for third party omissions or errors not due to our negligence or willful act.

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 7

Phase VI:      Phasing

Coordination of out-of-normal sequences construction operations for not more than seven (7) phases.


Phase VII:    Demolition Documents

Preparation of not more than seven (7) sets of Demolition Permit Documents for Montgomery County.


ENGINEERING SERVICES
--------------------

The following entities are subcontractors of DBI Architects, P.C.:
-----------------------------------------------------------------

A.  Mechanical, Electrical, Plumbing Engineering

See attached proposal dated January 16, 1997 for detailed scope of work.
------------------------------------------------------------------------


B.  Data/Voice Consultant--Frontier Network Solutions Company

    See attached proposal dated January 10, 1997 for detailed scope of work. See attached proposal dated January 25, 1997 for additional services hourly fee schedule.


C.  Audio/Visual Consultant--Electro-Media Design, Ltd.

    See attached proposal dated January 15, 1997 for detailed scope of work.


D.  Security Consultant--CETROM Consulting Engineering, Inc.

    See attached proposal dated January 24, 1997 for detailed scope of work.

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 8

Additional Services, Exclusions

The following Additional Services are not included within the scope of this proposal, except to the extent that they fall within the three (3) meetings for
          ---------------------------------------------------------------------
clarifications,  and will be provided on an hourly rate basis.
--------------

A. Revisions to Client-approved Statements of User Request that affect the layout and location of space.

B. Revisions to Client-approved final Space Plan presented in Schematic Design (other than minor modifications).

C.  Revisions to Client-approved Design Development Package.

D.  Revisions to Client-approved Contract Documents.

E. Preparation of and/or revisions to Contract Documents to reflect extensive alternate pricing or repricing from the contractors, manufacturers, suppliers and/or dealers.

F. Any additional services caused by default of the contractor, manufacturers, suppliers and/or dealers, or any additional services caused by major defects in the work.

G.  Extensions and/or delays to project schedule.

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 9

Professional Compensation

DBI proposes to provide the scope of services based on the Fee Summary in Attachment "A". We will invoice monthly based on the percentage of work completed the previous month.


Hourly Rate Schedule

Any services not listed in the Scope of Services will be billed hourly. Any revisions to the client approved Statement of Requirements during the space planning that affect the layout and location of space will be considered an additional service. Likewise, any changes and/or revisions to drawings, documents, etc. after client approval will also be considered an additional service.

Our professional fees for additional services will be based on the following hourly rates:

       Principal/Vice President                      $160.00 per hour
       Project Director                              $130.00 per hour
       Senior Architect/Project Manager              $110.00 per hour
       Senior Designer                               $105.00 per hour
       Project Designer                            $75-85.00 per hour
       CADD Architect                              $65-75.00 per hour
       Interior Architect / Designer               $45-70.00 per hour

We guarantee the above rates for the duration of the project which is projected
                                 ----------------------------------------------
to be March 1, 1997.
-------------------


Terms and Conditions

Billings shall be rendered monthly and are due within thirty (30) days; an
                                                      ----------------
interest charge of one percent (1%) per month shall be applied to past due
                   ----------------
billings, except those which AMISYS has requested additional information.
          --------------------------------------------------------------

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 10


DBI reserves the right to stop all work should payment of invoices become delinquent. In the event that either party shall initiate litigation or
                              ---------------------------
collection efforts due to the other party's failure to fulfill any of the
                              -------------------------------------------
obligations hereunder, the prevailing party shall be entitled to recover all
------------------------------------------------------------------------
costs of such litigation or collection efforts including attorney's fees.

Our standard invoice format will be provided for review prior to the commencement of work, if requested. Any modifications necessary for your records will require additional programming and will be invoiced at the standard hourly rates.

In addition to the professional consulting fees, DBI is to be reimbursed for blueprints and other reproduction expenses, messenger services, facsimile transmissions, travel and out-of-town living expenses. These expenses will be invoiced separately at 1.15 of actual cost, as costs are accumulated. Mileage will be invoiced at $0.31 per mile.

All DBI work product undertaken for AMISYS including, but not limited to, all
-----------------------------------------------------------------------------
blueprints, drawings and plans, shall be provided to AMISYS upon request.
------------------------------------------------------------------------

Additional Services Available at Standard Hourly Rates

        Base Building Services
        Pre-design analysis
        Work letter development
        Lobby, public area, and elevator design
        Budget and cost estimating
        Construction administration and site visits
        Preparation of punch list

        Graphics Services
        Prototypical space plans
        Leasing brochures
        Signage and graphics
        Renderings, models, photography

        Supplementary Services
        Artwork programs
        Plant supply and maintenance programs

AMISYS Managed Care Systems, Inc.
DBI Contract #2512-R1
March 18, 1997, Revised
Page 11


The above Contract represents the entire agreement between DBI Architects, P.C. and AMISYS Managed Care Systems, Inc. and supersedes all prior negotiations, representations or agreements written or oral concerning the scope of work stated herein.

The above Contract may be assigned by AMISYS Managed Care Systems, Inc. to a
----------------------------------------------------------------------------
successor in interest to its assets.
-----------------------------------

The parties hereto may terminate this Agreement at any time prior to the full completion of services described herein by written instrument, which in the case
                                                               -----------------
of DBI must indicate just cause for such action.
--------------------

If this Agreement meets with your approval, please sign the enclosed copy and return it as our authorization to proceed.

We thank you again for this opportunity.

Presented By:





_________________________________________________
Kenneth W. Catterton, A.I.A.         Date
Principal

Accepted By:





_________________________________________________
Robert Sullivan                   Date
Vice President, Chief Financial Officer
AMISYS Managed Care Systems, Inc.

KWC/gr

2512-R1.CNT  \M3AR

AMISYS Managed Care Systems, Inc.                            ATTACHMENT A - Revised 3/10/97                     DBI Architects, P.C
===================================================================================================================================
30 WEST GUDE DRIVE

FEE SUMMARY

===================================================================================================================================
                                    ARCHITECTURE             MEP ENGINEER           * D/V ENGINEER          * A/V CONSULT
          DESCRIPTION            DBI Architects, P.C.           CETROM                Frontier NS         Electro-Media Des
                                ---------------------------------------------------------------------------------------------------
                                  UNIT    FIXED FEE       UNIT    FIXED FEE       UNIT     FIXED FEE      UNIT     FIXED FEE
===================================================================================================================================
SCHEMATIC DESIGN                $ 0.29  $    26,250    $   0.05  $    4,375    $    -    $       -     $    -    $      -
DESIGN DEVELOPMENT              $ 0.39  $    35,000    $   0.05  $    4,375    $   0.03  $     3,000   $   0.04  $    4,040
CONSTRUCTION DOCUMENTS          $ 0.83  $    74,375    $   0.39  $   35,000    $   0.09  $     8,250   $   0.05  $    4,120
CONSTRUCTION ADMINISTRATION     $ 0.58  $    52,500    $   0.24  $   21,875    $   0.04  $     3,750   $   0.04  $    3,790
FURNITURE                       $ 0.97  $    87,500    $    -    $      -      $    -    $       -     $    -    $      -
PHASING                         $ 0.49  $    43,750    $   0.24  $   21,875    $    -    $       -     $   0.01  $      900
DEMOLITION DOCUMENTS            $ 0.15  $    13,125    $   0.15  $   13,125    $    -    $       -     $    -    $      -
===================================================================================================================================
                   TOTAL FEE    $ 3.69  $   332,500    $   1.12  $  100,625    $   0.17  $    15,000   $   0.14  $   12,850
===================================================================================================================================

CONTRACTED THROUGH DCS Ltd. (1/6/1997)  $    74,315              $      458              $       -               $      -

===================================================================================================================================
     DBI Architects, P.C. FEE           $   258,185              $  100,167              $    15,000             $   12,850
===================================================================================================================================

==================================================================================
                                       *SECURITY CONS            TOTAL
                                           CETROM
                                 -------------------------------------------------
                                    UNIT       FIXED FEE     UNIT     FIXED FEE
==================================================================================
SCHEMATIC DESIGN                 $    -      $       -    $   0.34  $     30,625
DESIGN DEVELOPMENT               $   0.04    $     3,675  $   0.56  $     50,090
CONSTRUCTION DOCUMENTS           $   0.04    $     3,675  $   1.39  $    125,420
CONSTRUCTION ADMINISTRATION      $   0.15    $    13,475  $   1.06  $     95,390
FURNITURE                        $    -      $       -    $   0.97  $     87,500
PHASING                          $   0.04    $     3,675  $   0.78  $     70,200
DEMOLITION DOCUMENTS             $    -      $       -    $   0.29  $     26,250
==================================================================================
                   TOTAL FEE     $   0.27    $    24,500  $   5.39  $    485,475
==================================================================================

CONTRACTED THROUGH DCS Ltd. (1/6/1997)       $       -              $     74,773

==================================================================================
     DBI Architects, P.C. FEE                $    24,500            $    410,702
==================================================================================

                 RENTABLE AREA        90,004 SF

* Fee allocation revised 3/10/97.  Total fee amounts do not change.